EXHIBIT 10.69

              AGREEMENT FOR CORVAS TO MAINTAIN ANTIBODY AGREEMENTS

         WHEREAS, Corvas International, Inc. ("Corvas") and The Scripps Research Institute (formerly Scripps Clinic and Research Foundation) ("Scripps") have entered into that certain Research and License Agreement for Human Tissue Factor for Diagnostic Purposes dated as of May 19, 1988, as amended (the "License Agreement"), pursuant to which Scripps granted to Corvas an exclusive license to certain patent rights, inventions and improvements to develop and commercialize products directed toward IN VITRO diagnostic assays based on recombinant human tissue factor and monoclonal antibodies to tissue factor for the IN VITRO detection or measurement of tissue factor in a biological sample and/or an IN VITRO diagnostic assay for coagulation Factor VIIa; and

         WHEREAS, Corvas and Centocor, Inc. ("Centocor") have entered into that certain Antibody and Option Agreement dated as of November 7, 1991, and a subsequent letter agreement related thereto dated as of July 13, 1992 (the "Antibody Agreements"), pursuant to which Corvas granted to Centocor a license to certain antibodies, including monoclonal antibody TF8-5G9, which license derived in part from rights licensed to Corvas under the License Agreement; and

         WHEREAS, Corvas has assigned the License Agreement and all of its rights and obligations thereunder to Ortho-Clinical Diagnostics, Inc. ("OCD"), pursuant to Section 2.3 of that certain license agreement, made as of July 22, 1998, between Corvas and OCD related to the development and commercialization of certain IN VITRO diagnostic assay products incorporating recombinant human tissue factor; and

         NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants herein contained, the parties agree as follows:

1.       OCD herein grants Corvas the right to maintain the Antibody
Agreements under the terms thereof as they relate to certain antibodies initially licensed to Corvas under the License Agreement, including monoclonal antibody TF8-5G9, for the IN VITRO detection or measurement of tissue factor in a biological sample and/or in an IN VITRO diagnostic assay for coagulation Factor VIIa.

2. Corvas herein accepts the maintenance of the Antibody Agreements as they relate to certain antibodies initially licensed to Corvas under the License Agreement as a sublicense under the License Agreement, and agrees to pay Scripps, or as the case may be, cause its sublicensees to pay Scripps, the same royalties on all Net Sales of the sublicensee the same as if said Net Sales had been made by Corvas.

3. OCD herein acknowledges that Corvas currently has certain anti-tissue factor antibodies in its inventory. OCD herein agrees that Corvas may sell such inventory to a third party of its choice, and further, that Corvas may make and use such antibodies for Corvas' own purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the day and year first above written,

CORVAS INTERNATIONAL, INC.          ORTHO-CLINICAL DIAGNOSTICS,INC.

BY:  /s/RANDALL E. WOODS            BY: /s/ GERARD VAILLANT
     -------------------                -------------------

NAME:  RANDALL E. WOODS             NAME: GERARD VAILLANT
       ----------------                   ---------------

TITLE: PRESIDENT & CEO              TITLE: COMPANY GROUP CHAIRMAN
       ---------------                     ----------------------